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                                                                       EXHIBIT 5

                     CHRISTENSEN, MOORE, COCKRELL, CUMMINGS
                                & AXELBERG, P.C.

DANA L. CHRISTENSEN                                        TWO MEDICINE BUILDING
MIKEL L. MOORE                                       160 HERITAGE WAY, SUITE 104
    [ALSO ADMITTED IN ARIZONA]                               KALISPELL, MT 59901
DALE R. COCKRELL
    [ALSO ADMITTED IN SOUTH DAKOTA                                             -
    AND COLORADO]
STEVEN E. CUMMINGS                                                 P.O. BOX 7370
TRACY AXELBERG                                          KALISPELL, MT 59904-0370
SEAN P. GOICOECHEA                                        OFFICE: (406) 751-6000
                                                             FAX: (406) 756-6522

                               September 10, 2008

The Board of Directors
Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901

Re:  Registration Statement - Form S-4
     Glacier Bancorp, Inc. acquisition of Bank of the San Juans Bancorporation

Ladies and Gentlemen:

     We have acted as special counsel for Glacier Bancorp, Inc., a Montana corporation ("Glacier"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 640,000 shares of Glacier common stock, $0.01 par value per share (the "Shares"), covered by the above-referenced Registration Statement and any amendments thereto (the "Registration Statement") filed by Glacier with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     In connection with the Shares that will be registered and issued under the Registration Statement, we have examined the following: (i) the Registration Statement and related form of prospectus included therein (the "Prospectus") to be filed by Glacier with the Commission; (ii) resolutions adopted by the Board of Directors of Glacier ("Board of Directors") relating to the authorization and approval of the registration of the Shares under the Registration Statement; and
(iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Glacier or representations of Glacier contained in the Registration Statement. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

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Glacier Bancorp, Inc.
September 10, 2008
Page 2


     Our opinion assumes that the issuance of Shares covered by the Registration Statement by Glacier from time to time will be approved by the Board of Directors, in accordance with Montana law and the Articles of Incorporation and Bylaws of Glacier (such approval being referred to herein as the "Corporate Proceedings").

     Based upon and relying solely upon the foregoing, we advise you that in our opinion, upon completion of all Corporate Proceedings relating to the Shares, or any portion thereof, the Shares will be (assuming that, upon issuance, the total number of Shares issued and outstanding will not exceed the total number of Shares that Glacier is then authorized to issue under its Articles of Incorporation) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued under the laws of the State of Montana, and will be fully paid and nonassessable.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion letter is limited to the application of the laws of the State of Montana and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdictions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

                                        Very truly yours,

                                        CHRISTENSEN, MOORE, COCKRELL, CUMMINGS &
                                        AXELBERG, P.C.


                                        /s/ Christensen, Moore, Cockrell,
                                        Cummings & Axelberg, P.C.